As filed with the Securities and Exchange Commission on
                    August 26, 1998.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
-------------------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
-------------------------------------------------------------------------
                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
             (Exact name of registrant as specified in its charter)
           TEXAS                                               75-1458323
(State or other jurisdiction of                             (I.R.S. Employer
 Incorporation or organization)                            Identification No.)
                   1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
              (Address of registrant's principal executive offices)
          AMERICAN PHYSICIANS SERVICE GROUP, INC. AMENDED AND RESTATED
               1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                                 (Full title of
                                    the plan)
------------------------------------------------------------------
                               KENNETH S. SHIFRIN
                     American Physicians Service Group, Inc.
                   1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
                                 (512) 328-0888
                       (Name, address and telephone number
                       of registrant's agent for service)
-------------------------------------------------------------------------
                                   Copies to:
                               TIMOTHY L. LA FREY
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1900 Frost Bank Plaza
                               816 Congress Avenue
                               Austin, Texas 78701
                                 (512) 499-6200
---------------------------------------------------------------------------
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises under the Plan.
---------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

---------------------------------- -------------------- ---------------------    -------------------- ====================

       Title of securities          Proposed maximum          Offering            Proposed maximum         Amount of
        To be registered              amount to be             Price                  aggregate         registration fee
                                      registered(1)          per share             offering price
---------------------------------- -------------------- ---------------------    -------------------- ====================
---------------------------------- -------------------- ---------------------    -------------------- ====================

Common Stock, $.10 par value(1)...      400,000              $5.5625 (2)          $2,225,000 (2)        $656.38 (2)
---------------------------------- -------------------- ---------------------    -------------------- ====================

(1) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h), using the average of the high and low sales prices reported on The Nasdaq National Market for the Registrant's Common Stock on August 24, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  American Physicians Service Group, Inc. (the "Company") has previously filed a Registration Statement on Form S-8, Registration No. 333-07427 with the Securities and Exchange Commission (the "Commission") with respect to the registration of securities of the same class, relative to the same employment benefit plan, as the securities being registered pursuant to this Registration Statement.

                  The  Company  hereby   incorporates  by  reference  into  this
Registration  Statement  the  following  documents  previously  filed  with  the
Commission:

                  (a) The Form S-8 Registration Statement filed by the Company on July 2, 1996 with the Commission as Registration No. 333-07427;

                  (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (c) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998;

                  (d) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

                  (e) The description of the Company's outstanding Common Stock contained in the Company's Form 8-A, dated January 6, 1984, for registration of the Common Stock pursuant to Section 12 (g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.  Exhibits

         Exhibit Number                    Exhibit
         --------------               -------------------
            5.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

            23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)

            23.2     Consent of KPMG Peat Marwick LLP

            24.1 Power of Attorney (reference is made to the Signature Pages of this Registration Statement)

            99.1 American Physicians Service Group, Inc. Amended and Restated 1995 Incentive and Non-Qualified Stock Option Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 26th day of August, 1998.


                                     AMERICAN PHYSICIANS SERVICE GROUP, INC.



                                     By   /s/ William H. Hayes
                                         ---------------------------------------
                                         William H. Hayes, Senior Vice President

                                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the  undersigned  officers and  directors  of American  Physicians
Service  Group,  Inc., a Texas  corporation,  do hereby  constitute  and appoint
Kenneth S. Shifrin and William H. Hayes, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


    Signature                         Title                             Date
   -----------                       -------                          --------

/s/ Kenneth S. Shifrin
---------------------       Chairman of the Board, President
 KENNETH S. SHIFRIN           and Chief Executive Officer        August 26, 1998



/s/ William H. Hayes
--------------------        Senior Vice President and Chief
 WILLIAM H. HAYES             Financial Officer                  August 26, 1998



/s/ Thomas R./ Solimine
-----------------------     Controller (Chief Accounting
 THOMAS R. SOLIMINE                 Officer)                     August 26, 1998


/s/ Jack Murphy
----------------------           Director
 JACK MURPHY                                                     August 26, 1998


/s/ Robert L. Myer
---------------------            Director
 ROBERT L. MYER                                                  August 26, 1998

/s/ William A. Searles
----------------------           Director
WILLIAM A. SEARLES                                               August 26, 1998

                                INDEX TO EXHIBITS

                                                                    Sequentially
                                                                      Numbered
Exhibit                           Exhibit                               Page
Number
-------   ------------------------------------------------------    -----------
5.1       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.            i

23.1      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)

23.2      Consent of KPMG Peat Marwick LLP                                ii

24.1      Power of Attorney (reference is made to the Signature
           Page of this Registration Statement)

99.1      American Physicians Service Group, Inc. Amended and             iii
           Restated 1995 Incentive and Non-Qualified Stock Option
           Plan